As filed with the Securities and Exchange Commission on March 31, 2006

Registration No. 333-132813

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

GOOGLE INC.

(Exact name of Registrant as specified in its charter)

Delaware	7375	77-0493581

(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number	(I.R.S. Employer Identification Number)

1600 Amphitheatre Parkway

Mountain View, CA 94043

(650) 253-0000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Eric Schmidt

Chief Executive Officer

Google Inc.

1600 Amphitheatre Parkway

Mountain View, CA 94043

(650) 253-0000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Larry W. Sonsini, Esq.

David J. Segre, Esq.

Christian E. Montegut, Esq.

Jon C. Avina, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

(650) 493-9300

David C. Drummond, Esq. Donald Harrison, Esq. David Sobota, Esq. Google Inc. 1600 Amphitheatre Parkway Mountain View, CA 94043 (650) 253-0000	William H. Hinman, Jr., Esq. Simpson Thacher & Bartlett LLP 2550 Hanover Street Palo Alto, CA 94304 (650) 251-5000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 431(b) under the Securities Act, check the following box.  ☐

EXPLANATORY NOTE

We are filing this post-effective amendment no. 1 to the registration statement (File No. 333-132813) solely to:

•	specifically incorporate by reference portions of our Proxy Statement on Schedule 14A filed on March 31, 2006 (the “Proxy Statement”); and

•	update, as of February 28, 2006, the information set forth in “The Offering” on page S-2 of the prospectus supplement regarding our outstanding common stock to conform to share numbers disclosed in our Proxy Statement.

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion. Dated March 31, 2006.

Prospectus Supplement to Prospectus dated March 31, 2006.

5,300,000 Shares

Google Inc.

Class A Common Stock

We are offering 5,300,000 shares to be sold in the offering.

We have two classes of authorized common stock, Class A common stock and Class B common stock. The rights of the holders of Class A common stock and Class B common stock are identical, except with respect to voting and conversion. Each share of Class A common stock is entitled to one vote per share. Each share of Class B common stock is entitled to ten votes per share and is convertible at any time into one share of Class A common stock.

Our Class A common stock is quoted on The Nasdaq National Market under the symbol “GOOG.” The last reported sale price of our Class A common stock on March 29, 2006 was $394.98 per share.

See “ Risk Factors” on page S-3 of this prospectus supplement to read about factors you should consider before buying shares of the Class A common stock.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the shares against payment in New York, New York on April , 2006.

Goldman, Sachs & Co.

Prospectus Supplement dated March     , 2006.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of Class A common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference in this prospectus supplement or the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement.

Unless the context otherwise requires, all references in this prospectus supplement to “Google,” “the company,” “we,” “us,” “the Registrant,” “our,” or similar words are to Google Inc. and its subsidiaries.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus provided in connection with this offering. Neither we nor the underwriter has authorized anyone to provide you with any information other than the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus provided in connection with this offering. Neither we nor the underwriter is making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. The information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any free writing prospectus, or of any sale of our shares of Class A common stock. It is important for you to read and consider all the information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference therein, in making your investment decision.

THE OFFERING

Class A common stock offered by Google	5,300,000 shares

Class A common stock to be outstanding after this offering	212,395,945 shares

Class B common stock to be outstanding after this offering	92,993,110 shares

Total common stock to be outstanding after this offering	305,389,055 shares

Use of Proceeds	We intend to use the net proceeds from this offering for general corporate purposes, including working capital and capital expenditures, and possible acquisitions of complementary businesses, technologies or other assets. See “Use of Proceeds” for additional information.

Nasdaq symbol	GOOG

The number of shares of Class A and Class B common stock that will be outstanding after this offering is based on the number of shares outstanding at February 28, 2006, and excludes:

•	14,392,432 shares of Class A and Class B common stock issuable upon the exercise of options outstanding at February 28, 2006, at a weighted average exercise price of $124.39 per share.

•	1,092,997 shares of Class A common stock issuable upon the vesting of restricted stock units outstanding at February 28, 2006. The shares ultimately issued will be less than this number of shares as the shares are issued net of the employee’s applicable tax withholding obligation.

•	4,907,815 shares of Class A common stock available for future issuance under our stock award plan at February 28, 2006.

RISK FACTORS

In addition to the following risk factors, you should carefully consider, among other things, the matters discussed under “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2005, and in other documents that we subsequently file with the Securities and Exchange Commission, all of which is incorporated by reference to this Prospectus Supplement.

Risks Related to this Offering and Ownership of our Class A Common Stock

The trading price for our Class A common stock has been and may continue to be volatile.

The trading price of our Class A common stock has been volatile since our initial public offering and will likely continue to be volatile. For example, during the past 12 months, the sales price of our Class A common stock has fluctuated from a high of $475.11 per share to a low of $177.64 per share. The trading price of our Class A common stock may fluctuate widely in response to various factors, some of which are beyond our control. These factors include:

•	Quarterly variations in our results of operations or those of our competitors.

•	Announcements by us or our competitors of acquisitions, new products, product improvements, significant contracts, commercial relationships or capital commitments.

•	Disruption to our operations or those of our Google Network members or our data centers.

•	The emergence of new sales channels in which we are unable to compete effectively.

•	Our ability to develop and market new and enhanced products on a timely basis.

•	Commencement of, or our involvement in, litigation.

•	Any major change in our board or management.

•	Changes in governmental regulations or in the status of our regulatory approvals.

•	Recommendations by securities analysts or changes in earnings estimates.

•	Announcements about our earnings that are not in line with analyst expectations, the likelihood of which is enhanced because it is our policy not to give guidance on earnings.

•	Announcements by our competitors of their earnings that are not in line with analyst expectations.

•	The volume of shares of Class A common stock available for public sale.

•	Sales of stock by us or by our stockholders.

•	Short sales, hedging and other derivative transactions on shares of our Class A common stock.

•	General economic conditions and slow or negative growth of related markets.

In addition, the stock market in general, and the market for technology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. These broad market and industry factors may seriously harm the market price of our Class A common stock, regardless of our actual operating performance. In the past, following periods of volatility in the overall market and the market price of a company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

The concentration of our capital stock ownership with our founders, executive officers and our directors and their affiliates will limit your ability to influence corporate matters.

Our Class B common stock has ten votes per share and our Class A common stock has one vote per share. At December 31, 2005, our founders, executive officers and directors (and their affiliates) together owned shares of Class A common stock and Class B common stock representing approximately 78% of the voting power of our outstanding capital stock. In particular, at December 31, 2005, our two founders and our CEO, Larry, Sergey and

Eric, controlled approximately 84% of our outstanding Class B common stock, representing approximately 69% of the voting power of our outstanding capital stock. Larry, Sergey and Eric therefore have significant influence over management and affairs and over all matters requiring stockholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of our company or its assets, for the foreseeable future. In addition, because of this dual class structure, our founders, directors, executives and employees will continue to be able to control all matters submitted to our stockholders for approval even if they come to own less than 50% of the outstanding shares of our common stock. This concentrated control limits your ability to influence corporate matters and, as a result, we may take actions that our stockholders do not view as beneficial. As a result, the market price of our Class A common stock could be adversely affected.

Provisions in our charter documents and under Delaware law could discourage a takeover that stockholders may consider favorable.

Provisions in our certificate of incorporation and bylaws may have the effect of delaying or preventing a change of control or changes in our management. These provisions include the following:

•	Our certificate of incorporation provides for a dual class common stock structure. As a result of this structure our founders, executives and employees have significant influence over all matters requiring stockholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of our company or its assets. This concentrated control could discourage others from initiating any potential merger, takeover or other change of control transaction that other stockholders may view as beneficial.

•	Our board of directors has the right to elect directors to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors.

•	Our stockholders may not act by written consent. As a result, a holder, or holders, controlling a majority of our capital stock would not be able to take certain actions without holding a stockholders’ meeting.

•	Our certificate of incorporation prohibits cumulative voting in the election of directors. This limits the ability of minority stockholders to elect director candidates.

•	Stockholders must provide advance notice to nominate individuals for election to the board of directors or to propose matters that can be acted upon at a stockholders’ meeting. These provisions may discourage or deter a potential acquiror from conducting a solicitation of proxies to elect the acquiror’s own slate of directors or otherwise attempting to obtain control of our company.

•	Our board of directors may issue, without stockholder approval, shares of undesignated preferred stock. The ability to issue undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us.

As a Delaware corporation, we are also subject to certain Delaware anti-takeover provisions. Under Delaware law, a corporation may not engage in a business combination with any holder of 15% or more of its capital stock unless the holder has held the stock for three years or, among other things, the board of directors has approved the transaction. Our board of directors could rely on Delaware law to prevent or delay an acquisition of us.

We may apply the proceeds of this offering to uses that do not improve our operating results or increase the value of your investment.

We anticipate that we will use the net proceeds from this offering for general corporate purposes, including working capital and capital expenditures. In addition, we may use proceeds of this offering for acquisitions of businesses, technologies or other assets that we believe will complement our business. Pending such uses, we may be limited in the types of investments we can make with the proceeds in order to comply with the requirements of the Investment Company Act of 1940. As a result of the foregoing, these proceeds could be applied in ways that do not improve our operating results or increase the value of your investment.

USE OF PROCEEDS

We estimate that we will receive net proceeds of $2,093 million from our sale of the 5,300,000 shares of Class A common stock in this offering, based upon our assumed public offering price of $394.98 per share, after deducting estimated offering expenses.

The principal purpose of this offering is to obtain additional capital. We anticipate that we will use the net proceeds from this offering for general corporate purposes, including working capital and capital expenditures. In addition, we may use proceeds of this offering for acquisitions of complementary businesses, technologies or other assets. We have no current agreements or commitments with respect to any material acquisitions. Pending such uses, we plan to invest the net proceeds in highly liquid, investment grade securities.

UNDERWRITING

We and Goldman, Sachs & Co. have entered into an underwriting agreement with respect to the shares of Class A common stock being offered. Subject to certain conditions, Goldman, Sachs & Co. has agreed to purchase all of the 5,300,000 shares of Class A common stock offered hereby.

Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., or S&P, has announced that, effective as of the close of trading on March 31, 2006, it plans to include our Class A common stock in the S&P 500 Index, which is comprised of 500 common stocks that S&P selects. Shares of our Class A common stock offered by this prospectus supplement will be offered primarily to index funds whose portfolios are primarily based on stocks included in the S&P Index. These index funds may be required to purchase shares of our Class A common stock as a result of the inclusion of our Class A common stock in the S&P 500 Index.

Shares of Class A common stock sold by Goldman, Sachs & Co. to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. If all the shares of Class A common stock are not sold at the initial public offering price, Goldman, Sachs & Co. may change the offering price and the other selling terms.

We have agreed with Goldman, Sachs & Co. not to dispose of or hedge any shares of Class A common stock or securities convertible into or exchangeable for shares of Class A common stock during the period from the date of this prospectus supplement continuing through the date 30 days after the date of this prospectus supplement, except with the prior written consent of Goldman, Sachs & Co. The restrictions in this paragraph do not apply to:

•	The sale of shares of Class A common stock to Goldman, Sachs & Co.

•	The issuance of shares of common stock or the grant of options to purchase shares of common stock under our employee stock purchase plan and/or our equity incentive plan.

•	The issuance by us of shares of common stock upon the exercise of an option or a warrant or the conversion of a security outstanding on the date of this prospectus supplement of which Goldman, Sachs & Co. has been advised in writing or which is otherwise described in this prospectus supplement.

•	The issuance by us of shares of our common stock, or securities convertible into our common stock, in connection with mergers or acquisition transactions, joint ventures or other strategic corporate transactions.

None of our stockholders have entered into contractual lock-up agreements with Goldman, Sachs & Co. in connection with this offering. All executive officers and six of our eleven directors have adopted 10b5-1 trading plans that provide for periodic sales of their shares of common stock on the basis of parameters determined at the time such plans were adopted. It is our policy not to permit sales by executive officers and directors who have adopted 10b5-1 trading plans, except under such plans. We have agreed with Goldman, Sachs & Co. that we will not change or waive this policy for at least 30 days following the date of this offering. In addition, it is our policy that, other than sales pursuant to 10b5-1 trading plans, our executive officers and directors may not sell shares of our common stock during the period beginning on the first day of the last month of each fiscal quarter and ending on the opening of business on the third business day following the date of our announcement of our financial results for such quarter. We have agreed with Goldman, Sachs & Co. that we will not change or waive this policy for the period beginning December 31, 2005 and ending on the third business day following the expected date of announcement of our financial results for the three months ending March 31, 2006. We currently expect to announce our financial results for the three months ending March 31, 2006 on April 20, 2006.

In connection with the offering, Goldman, Sachs & Co. may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by Goldman, Sachs & Co. of a greater number of shares than it is required to purchase in the offering. Goldman, Sachs & Co. must close out any short position by purchasing shares in the open market. Stabilizing transactions consist of various bids for or purchases of common stock made by Goldman, Sachs & Co. in the open market prior to the completion of the offering.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by Goldman, Sachs & Co. for its own account, may have the effect of preventing or retarding a decline in the market price of our Class A common stock, and may stabilize, maintain or otherwise affect the market price of our Class A common stock. As a result, the price of our Class A common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on NASDAQ NMS, in the over-the-counter market or otherwise.

Goldman, Sachs & Co. has represented and agreed that:

(a) it has not made or will not make an offer of shares to the public in the United Kingdom within the meaning of section 102B of the Financial Services and Markets Act 2000 (as amended) (FSMA) except to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances which do not require the publication by us of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority (FSA);

(b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which section 21 of FSMA does not apply to us; and

(c) it has complied with, and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), Goldman, Sachs & Co. has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of shares of our Class A common stock to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares of our Class A common stock which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares of our Class A common stock to the public in that Relevant Member State at any time:

(a) to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of shares of our Class A common stock to the public” in relation to any shares of our Class A common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares of our Class A common stock to be offered so as to enable an investor to decide to purchase or subscribe the shares of our Class A common stock, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The shares of our Class A common stock may not be offered or sold by means of any document other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong, and no advertisement, invitation or document relating to the shares may be issued, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of our Class A common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of our Class A common stock may not be circulated or distributed, nor may the shares of our Class A common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares of our Class A common stock are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

The shares of our Class A common stock have not been and will not be registered under the Securities and Exchange Law of Japan (the Securities and Exchange Law) and Goldman, Sachs & Co. has agreed that it will not offer or sell any shares of our Class A common stock, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

We estimate that our share of the total expenses of the offering will be approximately $500,000.

We have agreed to indemnify Goldman, Sachs & Co. against certain liabilities, including liabilities under the Securities Act of 1933.

Goldman, Sachs & Co. and affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

LEGAL MATTERS

The validity of the shares of Class A common stock offered hereby will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. Certain legal matters in connection with this offering will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, Palo Alto, California.

Prospectus

March 31, 2006

5,300,000 Shares

Class A Common Stock

From time to time, we may offer and sell shares of Class A common stock in amounts, at prices and on terms described in one or more supplements to this prospectus.

This prospectus describes some of the general terms that may apply to an offering of our Class A common stock. The specific terms and any other information relating to a specific offering will be set forth in a post-effective amendment to the registration statement of which this prospectus is a part or in a supplement to this prospectus or may be set forth in one or more documents incorporated by reference to this prospectus.

We may offer and sell Class A common stock to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution.

We have two classes of authorized common stock, Class A common stock and Class B common stock. The rights of the holders of Class A common stock and Class B common stock are identical, except with respect to voting and conversion. Each share of Class A common stock is entitled to one vote per share. Each share of Class B common stock is entitled to ten votes per share and is convertible at any time into one share of Class A common stock.

Our Class A common stock is quoted on The Nasdaq National Market under the symbol “GOOG.” The last reported sale price of our Class A common stock on March 29, 2006 was $394.98 per share.

Investing in our Class A common stock involves risks. See the “ Risk Factors” section contained in the applicable prospectus supplement and in the documents we incorporate by reference in this prospectus.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider in making your investment decision. You should read this summary together with the more detailed information included elsewhere in, or incorporated by reference into, this prospectus, including our financial statements and the related notes. You should carefully consider, among other things, the matters discussed in “Risk Factors,” which we describe in our annual report on Form 10-K for the year ended December 31, 2005 and in other documents that we subsequently file with the Securities and Exchange Commission, and which we will describe in supplements to this prospectus.

Google Inc.

Google is a global technology leader focused on improving the ways people connect with information. Our innovations in web search and advertising have made our web site a top Internet destination and our brand one of the most recognized in the world. We maintain the largest, most comprehensive index of web sites and other content, and we make this information freely available to anyone with an Internet connection. Our automated search technology helps people obtain nearly instant access to relevant information from our vast online index.

We generate revenue primarily by delivering relevant, cost-effective online advertising. Businesses use our AdWords program to promote their products and services with targeted advertising. In addition, the thousands of third-party web sites that comprise the Google Network use our AdSense program to deliver relevant ads that generate revenue and enhance the user experience.

Our mission is to organize the world’s information and make it universally accessible and useful. We believe that the most effective, and ultimately the most profitable, way to accomplish our mission is to put the needs of our users first. We have found that offering a high-quality user experience leads to increased traffic and strong word-of-mouth promotion. Our dedication to putting users first is reflected in three key commitments we have made to our users:

•	We will do our best to provide the most relevant and useful search results possible, independent of financial incentives. Our search results will be objective and we will not accept payment for inclusion or ranking in them.

•	We will do our best to provide the most relevant and useful advertising. Advertisements should not be an annoying interruption. If any element on a search result page is influenced by payment to us, we will make it clear to our users.

•	We will never stop working to improve our user experience, our search technology and other important areas of information organization.

We believe that our user focus is the foundation of our success to date. We also believe that this focus is critical for the creation of long-term value. We do not intend to compromise our user focus for short-term economic gain.

Corporate Information

We were incorporated in California in September 1998. In August 2003, we reincorporated in Delaware. Our headquarters are located at 1600 Amphitheatre Parkway, Mountain View, California 94043, and our telephone number is (650) 253-0000. We maintain a number of web sites including www.google.com. The information on our web sites is not part of this prospectus.

Google, AdSense, AdWords, I’m Feeling Lucky, PageRank, Blogger, orkut, Picasa and Keyhole are registered trademarks in the United States. Our unregistered trademarks include Froogle, Gmail and Blog*Spot. All other trademarks, trade names and service marks appearing in this prospectus are the property of their respective holders.

1

RISK FACTORS

Please carefully consider the risk factors described in our periodic reports filed with the SEC, which are incorporated by reference in this prospectus, as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated into this prospectus by reference, includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include all statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy, and plans and objectives of management for future operations. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations and objectives, and financial needs. These statements are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements.

In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law, you are advised to consult any additional disclosures we make in our quarterly reports on Form 10-Q, annual report on Form 10-K and current reports on Form 8-K filed with the SEC. See “Where You Can Find Additional Information.” We provide a cautionary discussion of selected risks and uncertainties regarding an investment in our Class A common stock in our periodic reports and in other documents that we subsequently file with the Securities and Exchange Commission, and which we will describe in supplements to this prospectus.

USE OF PROCEEDS

We will set forth in the applicable prospectus supplement our intended use for the net proceeds received by us from our sale of Class A common stock under this prospectus.

DIVIDEND POLICY

We have never declared or paid any cash dividend on our capital stock. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future.

LEGAL MATTERS

The validity of the shares of Class A common stock offered hereby will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California.

2

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, have audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2005, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The following information filed with the Commission is hereby incorporated by reference in this Prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed with the Commission on March 16, 2006.

•	The information set forth in the sections of our Proxy Statement on Schedule 14A filed with the Commission on March 31, 2006 entitled “Proposals to be Voted On—Proposal No. 1 Election of Directors,” “Section 16(a) Beneficial Ownership Reporting Compliance,” “Director Compensation,” “Executive Compensation,” “Common Stock Ownership of Certain Beneficial Owners and Management,” “Certain Relationships and Related Transactions” and “Principal Accountant Fees and Services,” and the first paragraph of the section entitled “Corporate Governance and Board of Directors Matters.”

•	Item 1.01 of our Current Report on Form 8-K filed with the Commission on January 17, 2006.

•	Our Current Report on Form 8-K filed with the Commission on January 23, 2006.

•	Our Current Report on Form 8-K filed with the Commission on March 7, 2006.

•	Our Current Report on Form 8-K/A filed with the Commission on March 16, 2006.

•	Our Current Report on Form 8-K/A filed with the Commission on March 29, 2006.

•	The description of our Class A common stock contained in Google’s Registration Statement on Form 10 as filed with the Commission on July 7, 2004 pursuant to Section 12(g) of the Exchange Act and effective as of June 28, 2004.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such reports and other documents.

Google hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this Prospectus, other than exhibits to such documents. Requests for such copies should be directed to our Investor Relations department, at the following address:

Google Inc.

1600 Amphitheatre Parkway

Mountain View, CA 94043

(650) 253-0000

3

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and special reports and other information with the Commission. You may read and copy and documents we file at the Commission’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Our Internet address is www.google.com and the investor relations section of our website is located at http://investor.google.com. We make available free of charge, on or through the investor relations section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Commission.

You should rely only on the information contained or incorporated by reference in this Prospectus and in any accompanying prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this Prospectus. The shares of Class A common stock offered under this Prospectus are offered only in jurisdictions where offers and sales are permitted. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or any sale of the Class A common stock.

This Prospectus constitutes a part of a Registration Statement we filed with the Commission under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to Google and the shares of Class A common stock, reference is hereby made to the Registration Statement. The Registration Statement may be inspected at the public reference facilities maintained by the Commission at the addresses set forth in the preceding paragraph. Statements contained herein concerning any document filed as an exhibit are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.

* * * * *

4

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of its date.

Prospectus Supplement

Prospectus

5,300,000 Shares

Google Inc.

Class A Common Stock

Goldman, Sachs & Co.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth fees and expenses payable by the registrant, other than underwriting discounts and commissions, in connection with the issuance and distribution of the securities being registered hereby. All amounts set forth below are estimates.

Amount to be Paid
SEC registration fee	$194,504
Printing fees	30,000
Legal fees and expenses	100,000
Accounting fees and expenses	70,000
Miscellaneous	105,496

Total	$500,000

Item 15.	Indemnification of Officers and Directors.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to officers, directors and other corporate agents in terms sufficiently broad to permit such indemnification under certain circumstances and subject to certain limitations.

As permitted by Section 145 of the Delaware General Corporation Law, the registrant’s amended and restated certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of their fiduciary duty as directors.

In addition, as permitted by Section 145 of the Delaware General Corporation Law, the bylaws of the registrant provide that:

•	The registrant shall indemnify its directors and officers for serving the registrant in those capacities or for serving other business enterprises at the registrant’s request, to the fullest extent permitted by Delaware law, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant, and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

•	The registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is not required by law.

•	The registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, except that such director or officer shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

•	The registrant will not be obligated pursuant to the bylaws to indemnify a person with respect to proceedings initiated by that person, except with respect to proceedings authorized by the registrant’s board of directors or brought to enforce a right to indemnification.

•	The rights conferred in the bylaws are not exclusive, and the registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents and to obtain insurance to indemnify such persons.

•	The registrant may not retroactively amend the bylaw provisions to reduce its indemnification obligations to directors, officers, employees and agents.

The registrant’s policy is to enter into separate indemnification agreements with each of its directors and executive officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the Delaware General Corporation Law and that allow for certain additional procedural protections. The registrant also maintains directors and officers insurance to insure such persons against certain liabilities.

The Investor Rights Agreement between the registrant and certain investors provides for cross-indemnification in connection with registration of the registrant’s common stock on behalf of such investors.

These indemnification provisions and the indemnification agreements entered into between the registrant and its officers and directors may be sufficiently broad to permit indemnification of the registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

In connection with an offering of the securities registered hereunder, the registrant may enter into an underwriting agreement which may provide that the underwriters are obligated, under certain circumstances, to indemnify directors, officers and controlling persons of the registrant against certain liabilities, including liabilities under the Securities Act.

Item 16.	Exhibits and Financial Statement Schedules.

The following exhibits are included herein or incorporated herein by reference:

Exhibit Number		Description	Incorporated by reference herein
			From	Date

1.01	*	Form of Underwriting Agreement

3.01		Third Amended and Restated Certificate of Incorporation of Registrant as filed August 24, 2004	Registration Statement on Form S-l, as amended (File No. 333-114984)	August 9, 2004

3.02		Amended and Restated Bylaws of Registrant, effective as of August 24, 2004	Registration Statement on Form S-l, as amended (File No. 333-114984)	August 9, 2004

4.01		Investor Rights Agreement dated May 31, 2002	Registration Statement on Form S-l, as amended (File No. 333-114984)	April 29, 2004

4.01.1		Amendment to Investor Rights Agreement dated August 17, 2004	Registration Statement on Form S-l, as amended (File No. 333-114984)	August 18, 2004

4.02		Specimen Class A Common Stock certificate	Registration Statement on Form S-l, as amended (File No. 333-114984)	August 18, 2004

4.03		Specimen Class B Common Stock certificate	Registration Statement on Form S-l, as amended (File No. 333-114984)	August 18, 2004

5.01†		Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.01		Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.02†		Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.01 to this Registration Statement)

24.01†		Power of Attorney

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference.
†	Previously filed.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report, pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Exchange Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the registration statement (333-132813) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, County of Santa Clara, State of California, on the 31st day of March, 2006.

GOOGLE INC.

By:	/s/ George Reyes
George Reyes Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

ERIC E. SCHMIDT* Eric E. Schmidt	Chairman of the Executive Committee, Chief Executive Officer and Director (Principal Executive Officer)	March 31, 2006

/S/ GEORGE REYES George Reyes	Chief Financial Officer (Principal Financial and Accounting Officer)	March 31, 2006

SERGEY BRIN* Sergey Brin	President of Technology, Assistant Secretary and Director	March 31, 2006

LARRY PAGE* Larry Page	President of Products, Assistant Secretary and Director	March 31, 2006

L. John Doerr	Director

MICHAEL MORITZ* Michael Moritz	Director	March 31, 2006

K. RAM SHRIRAM* K. Ram Shriram	Director	March 31, 2006

John L. Hennessy	Director

ARTHUR D. LEVINSON* Arthur D. Levinson	Director	March 31, 2006

Paul S. Otellini	Director

Signature	Title	Date

SHIRLEY TILGHMAN* Shirley Tilghman	Director	March 31, 2006

ANN MATHER* Ann Mather	Director	March 31, 2006

*By:	/S/ GEORGE REYES
George Reyes (Attorney-in-Fact)

EXHIBIT INDEX

Exhibit Number		Description	Incorporated by reference herein
			From	Date

1.01	*	Form of Underwriting Agreement

3.01		Third Amended and Restated Certificate of Incorporation of Registrant as filed August 24, 2004	Registration Statement on Form S-l, as amended (File No. 333-114984)	August 9, 2004

3.02		Amended and Restated Bylaws of Registrant, effective as of August 24, 2004	Registration Statement on Form S-l, as amended (File No. 333-114984)	August 9, 2004

4.01		Investor Rights Agreement dated May 31, 2002	Registration Statement on Form S-l, as amended (File No. 333-114984)	April 29, 2004

4.01.1		Amendment to Investor Rights Agreement dated August 17, 2004	Registration Statement on Form S-l, as amended (File No. 333-114984)	August 18, 2004

4.02		Specimen Class A Common Stock certificate	Registration Statement on Form S-l, as amended (File No. 333-114984)	August 18, 2004

4.03		Specimen Class B Common Stock certificate	Registration Statement on Form S-l, as amended (File No. 333-114984)	August 18, 2004

5.01†		Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.01		Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.02†		Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.01 to this Registration Statement)

24.01†		Power of Attorney

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference.
†	Previously filed.